Exhibit 99.1

Contacts:	Michael Mitchell (Media)	Christopher M. Jakubik (Investors)
	+1-847-646-4538	+1-847-646-5494
	news@kraftfoods.com	ir@kraftfoods.com

KRAFT FOODS EXPECTED TO DELIVER STRONG 2011 RESULTS

•	2011 Net Revenues expected to grow approximately 10%; Organic Net Revenues[1] expected to be up approximately 6.5%

•	Diluted EPS expected to be at least $1.95; Operating EPS[1] expected to be at least $2.28

•	Full 2011 results and outlook for 2012 to be provided February 21

NORTHFIELD, Ill. – Jan. 17, 2012– Kraft Foods Inc. (NYSE: KFT) today reported that strong fourth-quarter sales will lead to strong fiscal 2011 results, consistent with the company’s previous outlook.

“We finished 2011 with strong business momentum in each of our geographies,” said Irene Rosenfeld, Chairman and CEO. “Our virtuous cycle of investment continues to pay off around the world, despite a difficult operating environment. We expect our 2011 results will place us solidly among the top-tier of our peer group and we remain on track to launch two industry-leading companies in 2012.”

Net revenue for full year 2011 is expected to have grown approximately 10 percent. Organic Net Revenue is expected to increase approximately 6.5 percent, compared to a previous outlook of at least 6 percent, driven by mid-single-digit organic growth in North America and Europe, and double-digit organic growth in Developing Markets.

Diluted earnings per share are expected to be at least $1.95. Operating EPS, which excludes acquisition-related2 costs, Integration Program3 costs, and costs related to the spin-off of the North American Grocery business, is expected to be at least $2.28, including a negative $0.01 impact from currency in the fourth quarter. The previous outlook for Operating EPS was at least $2.27 excluding any potential impact from currency in the fourth quarter.

[1]	Please see discussion of Non-GAAP Financial Measures at the end of this press release.
[2]	Acquisition-related costs include transaction advisory fees, UK stamp taxes, and the impact of the Cadbury inventory revaluation.
[3]	Integration Program costs are defined as the costs associated with combining the Kraft Foods and Cadbury businesses, and are separate from those costs associated with the acquisition.

The company plans to release its full 2011 financial results, issue its outlook for 2012 and provide an update on its plan to create two independent companies on February 21, 2012.

A briefing will be held for investors on that day at the Consumer Analyst Group of New York (CAGNY) conference in Boca Raton, Fla., beginning at 10.30 a.m. EST. Access to a live audio webcast with accompanying slides will be available at www.kraftfoodscompany.com, and a replay of the event will also be available on the company’s website.

2011 Estimated Net Revenue Growth

As Reported (GAAP)	~10%

Impact of Divestitures(a)	~1	pp
Impact of Acquisitions(b)	~(1)	pp
Impact of Accounting Calendar Changes	~(1)	pp
Impact of Currency	~(2.5)	pp

Organic Net Revenue[1] (Non-GAAP)	~6.5%

(a)	Impact of divestitures includes Starbucks CPG business.
(b)	Impact of acquisitions reflects the incremental January 2011 operating results from our Cadbury acquisition.

2011 Estimated Earnings Per Share

Diluted EPS (GAAP)	At least $1.95

Integration Program Costs	~$0.31
Spin-Off Transaction and Transition Costs(c)	~$0.02

Operating EPS[1] (Non-GAAP)	At least $2.28

(c)	Spin-Off transaction and transition costs include transaction fees and other costs associated with the proposed creation of two independent companies.

ABOUT KRAFT FOODS

Kraft Foods Inc. (NYSE: KFT) is a global snacks powerhouse with an unrivaled portfolio of brands people love. Proudly marketing delicious biscuits, confectionery, beverages, cheese, grocery products and convenient meals in approximately 170 countries, Kraft Foods had 2010 revenue of $49.2 billion. Twelve of the company’s iconic brands – Cadbury, Jacobs, Kraft, LU, Maxwell House, Milka, Nabisco, Oreo, Oscar Mayer, Philadelphia,

[1]	Please see discussion of Non-GAAP Financial Measures at the end of this press release.

Tang and Trident – generate revenue of more than $1 billion annually. On Aug. 4, 2011, Kraft Foods announced plans to divide and create two independent public companies: a high-growth global snacks business and a high-margin North American grocery business. The transaction is expected to be completed before the end of 2012. A leader in innovation, marketing, health & wellness and sustainability, Kraft Foods is a member of the Dow Jones Industrial Average, Standard & Poor’s 500, Dow Jones Sustainability Index and Ethibel Sustainability Index. Visit www.kraftfoodscompany.com and www.facebook.com/kraftfoodscorporate.

FORWARD-LOOKING STATEMENTS

This press release contains a number of forward-looking statements. Words, and variations of words such as “continue,” “expect,” “plan,” “will,” and similar expressions are intended to identify our forward-looking statements, including but not limited to, delivery of strong 2011 results; expected Net Revenues, Organic Net Revenue, Diluted EPS and Operating EPS; that 2011 results will place us among top-tier of peers; and on-track to launch two industry-leading companies in 2012. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those indicated in our forward-looking statements. Such factors include, but are not limited to, our failure to successfully separate the company, pricing actions, increased competition, weakness in economic conditions and tax law changes. Please also see our risk factors, as they may be amended from time to time, set forth in our filings with the SEC, including our most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Kraft Foods disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

NON-GAAP FINANCIAL MEASURES

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”).

The company’s top-line measure is organic net revenues, which excludes the impacts of acquisitions, divestitures (including the Starbucks CPG business), currency and accounting calendar changes. The company uses organic net revenues and corresponding ratios as non-GAAP financial measures. Management believes this measure better reflects revenues on a going-forward basis and provides improved comparability of results because it excludes the volatility of currency, and the one-time impacts of acquisitions, divestitures and accounting calendar changes from net revenues.

The company uses Operating EPS, which is defined as diluted EPS attributable to Kraft Foods from continuing operations excluding costs related to: the Integration Program; acquisition-related costs, including transaction advisory fees, U.K. stamp taxes and the impact of the Cadbury inventory revaluation; acquisition-related financing fees; transaction fees and other costs related to the spin-off of the North American Grocery business; and the impact of a deferred tax charge resulting from the recently enacted U.S. health care legislation. Management believes this measure better reflects earnings per share on a going-forward basis and provides improved comparability of results because it excludes certain impacts related to the Cadbury acquisition, the spin-off of the North American Grocery business, and other one-time impacts from earnings per share.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company’s results prepared in accordance with GAAP. In addition, the non-GAAP measures the company is using may differ from non-GAAP measures used by other companies. Because GAAP financial measures on a forward-looking basis are neither accessible nor deemed to be significantly different from the non-GAAP financial measures, and reconciling information is not available without unreasonable effort, with regard to the non-GAAP financial measures in the company’s Outlook, the company has not provided that information.